Exhibit 99.1

Genprex Provides Update on Diabetes Gene Therapy Program

Signs an Amended & Restated License Agreement for Multiple Technologies for Gene Therapy for Type 1 and Type 2 Diabetes

Forms a Wholly-Owned Subsidiary, Convergen Biotech, Inc., to Focus Diabetes Program Development

AUSTIN, Texas — (February 18, 2025) — Genprex, Inc. (“Genprex” or the “Company”) (NASDAQ: GNPX), a clinical-stage gene therapy company focused on developing life-changing therapies for patients with cancer and diabetes, today announced the advancement of its diabetes gene therapy program, including its relationship and collaboration with the University of Pittsburgh of the Commonwealth System of Higher Education (Pitt).

The parties have updated and consolidated the Company’s existing license agreements for technologies from Pitt into a new exclusive license agreement for multiple technologies relating to the development of a gene therapy product for both T1D and T2D. Additionally, the Company has formed a wholly-owned subsidiary, Convergen Biotech, Inc., which will focus on the Company’s diabetes program development.

“We are excited about the advances we are making with our diabetes gene therapy program, including the updated, consolidated exclusive license agreement with the University of Pittsburgh for several technology combinations,” said Ryan Confer, President and Chief Executive Officer at Genprex. “We are also pleased to have formed our wholly-owned subsidiary. In addition, we’re having ongoing discussions with various patient advocacy groups. We believe GPX-002 is a highly innovative, emerging diabetes gene therapy, and we are working to advance this program toward human clinical trials.”

Exclusive License Agreement with the University of Pittsburgh

The new license agreement consolidates the Company’s licensed technologies from Pitt into a single updated agreement which replaces the existing license agreements with Pitt. The amended and restated agreement grants Genprex a worldwide, exclusive license to patent applications and related technologies and a worldwide, non-exclusive license to use certain related know-how, all related to a gene therapy for both T1D and T2D using the genes of the Pdx1 and MafA transcription factors controlled by insulin, glucagon and MafB promoters. This license creates a comprehensive panel of gene therapies exclusively licensed by Genprex for the Company’s diabetes gene therapy program.

“The latest exclusive license agreement synergizes our pre-existing relationship with the University of Pittsburgh, strengthens our intellectual property portfolio for the diabetes gene therapy program and provides Genprex with valuable rights over multiple diabetes gene therapy combinations that we believe have the potential to disrupt the diabetes market,” said Thomas Gallagher, Senior Vice President of Intellectual Property and Licensing. “These technologies are currently being evaluated in preclinical studies at the University of Pittsburgh. As we continue to optimize our construct, we are making strides toward clinical trials.”

The licensed technologies are based on the same general gene therapy approach under Genprex’s original licenses, whereby an adeno-associated virus vector containing the Pdx1 and MafA genes is administered directly into the pancreatic duct. In humans, this can be done with a routine endoscopy procedure. GPX-002 is being developed using the same construct for the treatment of both T1D and T2D. In T1D, GPX-002 is designed to work by transforming alpha cells in the pancreas into functional beta-like cells, which can produce insulin but may be distinct enough from beta cells to evade the body’s immune system. In a similar approach, GPX-002 for T2D, where autoimmunity is not a factor, is believed to rejuvenate and replenish exhausted beta cells.

Each of these technologies may have the potential to provide long-term efficacy, potentially changing the course of this disease for the millions of patients around the world with diabetes. All of the diabetes technologies licensed from Pitt by Genprex were developed in the laboratory of George Gittes, MD, Professor of Surgery and Pediatrics and Chief of the Division of Pediatric Surgery at the University of Pittsburgh School of Medicine.

The Company has finalized components of the diabetes construct and is continuing with its planned preclinical studies. Genprex plans to request FDA’s guidance for the preclinical studies needed to file an Investigational New Drug (IND) application and initiate first-in-human studies and is poised for FDA Guidance on IND-enabling diabetes studies by the second half of 2025.

Formation of a Wholly-Owned Subsidiary

In addition, as announced in September 2024, Genprex believes separating its diabetes program from its oncology program into a new, wholly-owned subsidiary could expedite clinical development and enable potential direct investment and strategic collaboration into its diabetes program. In connection with the intended separation of its diabetes clinical development program, Genprex has formed a wholly-owned subsidiary, Convergen Biotech, Inc. Genprex believes implementing this initial step and facilitating the separation of its diabetes program into Convergen Biotech will allow both Genprex and Convergen Biotech to enhance each program’s focus on meeting the needs of their respective markets and patients. The decision to implement this initial step of the reorganization demonstrates Genprex’s strong ongoing commitment to the Company's streamlined, focused strategies and prioritization of its ongoing research and development prioritization initiative.

About Diabetes

According to the U.S. Center for Disease Control as of 2024, 38.4 million Americans, or approximately 11.6% of the U.S. population, have diabetes. Approximately 10% of this total has T1D and approximately 90-95% of this total has T2D. It is also believed that more than 97 million Americans aged 18 years or older have prediabetes. In 2021, approximately 537 million adults (20-79 years) worldwide were living with diabetes, and the total number of people living with diabetes is projected to rise to 643 million by 2030 and 783 million in 2045. Approximately 7.7 million adults over the age of 20 live with T1D worldwide, and approximately 1.6 million children and adolescents under the age of 20 live with T1D worldwide. Also in 2021, diabetes caused more than 6.7 million deaths globally and diabetes resulted in approximately $966 billion dollars in health expenditures, a 316% increase over the preceding fifteen years.

About Genprex, Inc.

Genprex, Inc. is a clinical-stage gene therapy company focused on developing life-changing therapies for patients with cancer and diabetes. Genprex’s technologies are designed to administer disease-fighting genes to provide new therapies for large patient populations with cancer and diabetes who currently have limited treatment options. Genprex works with world-class institutions and collaborators to develop drug candidates to further its pipeline of gene therapies in order to provide novel treatment approaches. Genprex’s oncology program utilizes its systemic, non-viral Oncoprex® Delivery System which encapsulates the gene-expressing plasmids using lipid-based nanoparticles in a lipoplex form. The resultant product is administered intravenously, where it is taken up by tumor cells that then express tumor suppressor proteins that were deficient in the tumor. The Company’s lead product candidate, Reqorsa® Gene Therapy (quaratusugene ozeplasmid), is being evaluated in two clinical trials as a treatment for NSCLC and SCLC. Each of Genprex’s lung cancer clinical programs has received a Fast Track Designation from the FDA for the treatment of that patient population, and Genprex’s SCLC program has received an FDA Orphan Drug Designation. Genprex’s diabetes gene therapy approach is comprised of a novel infusion process that uses an AAV vector to deliver Pdx1 and MafA genes directly to the pancreas. In models of Type 1 diabetes, GPX-002 transforms alpha cells in the pancreas into functional beta-like cells, which can produce insulin but may be distinct enough from beta cells to evade the body’s immune system. In a similar approach, GPX-002 for Type 2 diabetes, where autoimmunity is not at play, is believed to rejuvenate and replenish exhausted beta cells.

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by visiting the Company Website, registering for Email Alerts and by following Genprex on Twitter, Facebook and LinkedIn.

Cautionary Language Concerning Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Genprex’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Genprex’s Annual Report on Form 10-K for the year ended December 31, 2023.

Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Genprex’s ability to advance the clinical development, manufacturing and commercialization of its product candidates in accordance with projected timelines and specifications, such as the Company’s diabetes product candidate, GPX-002; the timing and success of Genprex’s clinical trials and regulatory approvals, including, but not limited to, the Company’s diabetes clinical development program and its ongoing work with UPitt; the effect of Genprex’s product candidates, alone and in combination with other therapies, on cancer and diabetes; the effects of any strategic research and development prioritization initiatives, and any other strategic alternatives or other efforts that Genprex takes or may take in the future that are aimed at optimizing and re-focusing Genprex’s diabetes, oncology and/or other clinical development programs including prioritization of resources, and the extent to which Genprex is able to implement such efforts and initiatives successfully to achieve the desired and intended results thereof, including successful implementation of the separation of its diabetes clinical development program, including the anticipated benefits of the internal reorganization, the expected timing of the reorganization and/or if it is completed as contemplated or at all; Genprex’s future growth and financial status, including Genprex’s ability to maintain compliance with the continued listing requirements of The Nasdaq Capital Market and to continue as a going concern and to obtain capital to meet its long-term liquidity needs on acceptable terms, or at all; Genprex’s commercial and strategic partnerships, including those with its third party vendors, suppliers and manufacturers and their ability to successfully perform and scale up the manufacture of its product candidates; and Genprex’s intellectual property and licenses.

These forward-looking statements should not be relied upon as predictions of future events and Genprex cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Genprex or any other person that Genprex will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Genprex disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Genprex, Inc.

(877) 774-GNPX (4679)

GNPX Investor Relations

investors@genprex.com

GNPX Media Contact

Kalyn Dabbs

media@genprex.com